                                                                   Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form S-3 of our report  dated  February  28, 2007  relating to the financial statements, financial statement schedules,  management's assessment of
the  effectiveness  of  internal  control  over  financial   reporting  and  the
effectiveness  of internal  control over financial  reporting,  which appears in
Home  Properties  Inc.'s Annual Report on Form 10-K for the year ended  December
31, 2006. We also consent to the incorporation by reference in this Registration
Statement on Form S-3 of Home Properties Inc. of our reports dated March 9, 2007 relating  to the  statements  of Revenue  and  Certain  Expenses of the Coves at
Chesapeake and Mount Vernon  Square,  which appear in the Current Report on Form
8-K dated  March 15,  2007.  We also  consent to the  reference  to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA

April 4, 2007